SCHEDULE B

TO THE ADMINISTRATION AGREEMENT

(Amended as of February 12, 2026)

Category 1

The Administrator receives a pro-rata portion of the following annual fee on behalf of each Fund in Category 1 for administrative services: 0.075% of the first $10 billion of average daily net assets for each Fund in Category 1 in the JPMorgan Funds Complex,1 plus 0.050% of average daily net assets for each Fund in Category 1 between $10 billion and $20 billion, plus 0.025% of average daily net assets for each Fund in Category 1 between $20 billion and $25 billion, plus 0.010% of the average daily net assets for each Fund in Category 1 in excess of $25 billion.

Current Name	Prior Name
JPMorgan California Tax Free Bond Fund[2]	JPMorgan California Bond Fund
JPMorgan Core Bond Fund	One Group Bond Fund
JPMorgan Core Plus Bond Fund	One Group Income Bond Fund
JPMorgan Corporate Bond Fund	N/A
JPMorgan Diversified Fund	JPMorgan Diversified Fund
JPMorgan Emerging Markets Debt Fund	JPMorgan Fleming Emerging Markets Debt Fund
JPMorgan Emerging Markets Equity Fund	JPMorgan Fleming Emerging Markets Equity Fund
JPMorgan Emerging Markets Research Enhanced Equity Fund	N/A
JPMorgan Equity Income Fund	One Group Equity Income Fund
JPMorgan Equity Index Fund	One Group Equity Index Fund
JPMorgan Equity Premium Income Fund	N/A
JPMorgan Europe Dynamic Fund	JPMorgan Intrepid European Fund, JPMorgan Fleming Intrepid European Fund
JPMorgan Floating Rate Income Fund	N/A
JPMorgan Global Allocation Fund	JPMorgan Global Flexible Fund (name effective until 2/17/11)
JPMorgan Global Bond Opportunities Fund	N/A
JPMorgan Government Bond Fund	One Group Government Bond Fund
JPMorgan Growth Advantage Fund	JPMorgan Mid Cap Growth Fund (change effective 8/17/05)
JPMorgan Hedged Equity Fund	N/A
JPMorgan Hedged Equity 2 Fund	N/A
JPMorgan Hedged Equity 3 Fund	N/A
JPMorgan High Yield Fund	One Group High Yield Bond Fund and JPMorgan High Yield Bond Fund (name effective until 9/14/09)
JPMorgan Income Builder Fund	JPMorgan World Income Builder Fund
JPMorgan Income Fund	N/A
JPMorgan International Equity Fund	JPMorgan Fleming International Equity Fund
JPMorgan International Focus Fund	JPMorgan International Unconstrained Equity Fund (name effective until 4/20/20)
JPMorgan Developed International Value Fund	JPMorgan International Value Fund (name effective until 9/13/23), JPMorgan Fleming International Value Fund
JPMorgan Large Cap Growth Fund	One Group Large Cap Growth Fund
JPMorgan Large Cap Value Fund	One Group Large Cap Value Fund
JPMorgan Managed Income Fund	N/A
JPMorgan Mid Cap Equity Fund	JPMorgan Mid Cap Equity Fund
JPMorgan Mid Cap Growth Fund	One Group Mid Cap Growth Fund and JPMorgan Diversified Mid Cap Growth Fund (name effective until 6/27/09)
JPMorgan Mid Cap Value Fund	JPMorgan Mid Cap Value Fund

[1]	For purposes of this Agreement, the “JPMorgan Funds Complex” includes all of the Funds subject to this Agreement.
[2]	To be liquidated and reorganized under the JPMorgan California Tax Free Bond ETF on or about 2nd quarter 2026.

Current Name	Prior Name
JPMorgan New York Tax Free Bond Fund[3]	JPMorgan New York Intermediate Tax Free Income Fund
JPMorgan Preferred and Income Securities Fund[4]	N/A
JPMorgan Research Market Neutral Fund	JPMorgan Market Neutral Fund (name effective until 2/28/10)
JPMorgan Short Duration Bond Fund	One Group Short-Term Bond Fund
JPMorgan Short Duration Core Plus Fund	JPMorgan Short Duration High Yield Fund (name effective until 9/29/17)
JPMorgan Short-Intermediate Municipal Bond Fund	One Group Short-Term Municipal Bond Fund and JPMorgan Short Term Municipal Bond Fund (name effective until 4/30/09)
JPMorgan Small Cap Blend Fund	JPMorgan Dynamic Small Cap Growth Fund and JPMorgan Dynamic Small Cap Fund (name effective until 6/29/07)
JPMorgan Small Cap Equity Fund	JPMorgan Small Cap Equity Fund
JPMorgan Small Cap Growth Fund	One Group Small Cap Growth Fund
JPMorgan Small Cap Value Fund	One Group Small Cap Value Fund
JPMorgan SmartRetirement Blend Income Fund	N/A
JPMorgan SmartRetirement Blend 2025 Fund	N/A
JPMorgan SmartRetirement Blend 2030 Fund	N/A
JPMorgan SmartRetirement Blend 2035 Fund	N/A
JPMorgan SmartRetirement Blend 2040 Fund	N/A
JPMorgan SmartRetirement Blend 2045 Fund	N/A
JPMorgan SmartRetirement Blend 2050 Fund	N/A
JPMorgan SmartRetirement Blend 2055 Fund	N/A
JPMorgan SmartRetirement Blend 2060 Fund	N/A
JPMorgan SmartRetirement Blend 2065 Fund	N/A
JPMorgan SmartRetirement Blend 2070 Fund	N/A
JPMorgan SMID Cap Equity Fund	One Group Diversified Mid Cap Fund and JPMorgan Diversified Mid Cap Fund
JPMorgan Strategic Income Opportunities Fund	N/A
JPMorgan Tax Aware Real Return Fund	N/A
JPMorgan Tax Free Bond Fund	One Group Tax-Free Bond Fund
JPMorgan Ultra-Short Municipal Fund	N/A
JPMorgan U.S. Equity Fund	JPMorgan U.S. Equity Fund
JPMorgan U.S. GARP Equity Fund[5]	JPMorgan Intrepid Growth Fund
JPMorgan U.S. Large Cap Core Plus Fund	N/A
JPMorgan U.S. Research Enhanced Equity Fund	JPMorgan Disciplined Equity Fund (name effective until 11/1/17)
JPMorgan U.S. Small Company Fund	JPMorgan U.S. Small Company Fund
JPMorgan U.S. Sustainable Leaders Fund	JPMorgan Intrepid Advantage Fund, JPMorgan Intrepid Investor Fund, JPMorgan Intrepid Contrarian Fund (name effective until 4/10/06) and JPMorgan Intrepid Multi Cap Fund (name effective until 2/28/13)
JPMorgan U.S. Value Fund	JPMorgan Growth & Income Fund
JPMorgan Value Advantage Fund	N/A
Undiscovered Managers Behavioral Value Fund	Undiscovered Managers Behavioral Value Fund

Category 2

The Administrator receives a pro-rata portion of the following annual fee on behalf of each Fund in Category 2 for administrative services: 0.10% of the Fund’s average daily net assets on the first $500,000,000 in Fund assets; 0.075% of the Fund’s average daily net assets between $500,000,000 and $1,000,000,000 and 0.05% of the Fund’s average daily net assets in excess of $1,000,000,000.

[3]	To be liquidated and reorganized under the JPMorgan New York Tax Free Bond ETF on or about 2nd quarter 2026.
[4]	To be liquidated and reorganized under the JPMorgan Preferred and Income Securities ETF on or about 2nd quarter 2026.
[5]	To be liquidated and reorganized under the JPMorgan Fundamental Data Science Large Growth ETF on or about 2nd quarter 2026.

N/A

Category 3

The Administrator receives a pro-rata portion of the following annual fee on behalf of each Fund in Category 3 for administrative services: 0.070 of the first $150 billion of average daily net assets of all Category 3 funds in the JPMorgan Funds Complex, plus 0.050% of average daily net assets of all Category 3 funds between $150 billion and $300 billion, plus 0.030% of average daily net assets of all Category 3 funds between $300 billion and $400 billion, plus 0.010% of the average daily net assets of all Category 3 funds in excess of $400 billion.

Current Name	Prior Name
JPMorgan 100% U.S. Treasury Securities Money Market Fund	JPMorgan 100% U.S. Treasury Securities Money Market Fund
JPMorgan California Municipal Money Market Fund	JPMorgan California Tax Free Money Market Fund
JPMorgan Federal Money Market Fund	JPMorgan Federal Money Market Fund
JPMorgan Institutional Tax Free Money Market Fund	N/A
JPMorgan Liquid Assets Money Market Fund	One Group Prime Money Market Fund
JPMorgan Municipal Money Market Fund	One Group Municipal Money Market Fund
JPMorgan New York Municipal Market Fund	JPMorgan New York Tax Free Money Market Fund
JPMorgan Prime Money Market Fund	JPMorgan Prime Money Market Fund
JPMorgan Securities Lending Money Market Fund	N/A
JPMorgan Tax Free Money Market Fund	JPMorgan Tax Free Money Market Fund
JPMorgan U.S. Government Money Market Fund	One Group Government Money Market Fund
JPMorgan U.S. Treasury Plus Money Market Fund	One Group U.S. Treasury Securities Money Market Fund
JPMorgan OnChain Liquidity-Token Money Market Fund	JPMorgan OnChain Liquidity-Token Money Market Fund

Category 4

The Administrator receives a pro-rata portion of the following annual fee on behalf of each Fund for administrative services: 0.10% of the first $25 billion of average daily net assets of all Category 1 and Category 4 funds in the JPMorgan Funds Complex plus 0.025% of average daily net assets of all Category 1 and Category 4 funds over $25 billion. These Funds are feeders into the Growth and Income Portfolio that has an additional 0.05% administration fee.

N/A

Category 5

The Administrator receives a fee of 0.00% of the average daily net assets of all Category 5 Funds.

Current Name	Prior Name
JPMorgan Investor Balanced Fund	One Group Investor Balanced Fund
JPMorgan Investor Conservative Growth Fund	One Group Investor Conservative Growth Fund
JPMorgan Investor Growth & Income Fund	One Group Investor Growth & Income Fund
JPMorgan Investor Growth Fund	One Group Investor Growth Fund
JPMorgan SmartRetirement Income Fund	N/A
JPMorgan SmartRetirement 2025 Fund	N/A
JPMorgan SmartRetirement 2030 Fund	N/A
JPMorgan SmartRetirement 2035 Fund	N/A
JPMorgan SmartRetirement 2040 Fund	N/A
JPMorgan SmartRetirement 2045 Fund	N/A

Current Name	Prior Name
JPMorgan SmartRetirement 2050 Fund	N/A
JPMorgan SmartRetirement 2055 Fund	N/A
JPMorgan SmartRetirement 2060 Fund	N/A
JPMorgan SmartRetirement 2065 Fund	N/A
JPMorgan SmartRetirement 2070 Fund	N/A

Category 6

The Administrator receives a fee of 0.365% of the average daily net assets of all Category 6 Funds.

N/A

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J.P. Morgan Fleming Mutual Fund Group, Inc.

J.P. Morgan Mutual Fund Investment Trust

Undiscovered Managers Funds

JPMorgan Trust I

JPMorgan Trust II

JPMorgan Trust IV

Each on behalf of itself and each of its Funds

By:	/s/ Timothy J. Clemens
Name:	Timothy J. Clemens
Title:	Treasurer

J.P. Morgan Investment Management Inc.

By:	/s/ Matthew J. Kamburowski
Name:	Matthew J. Kamburowski
Title:	Managing Director